SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


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                          FORM  8-K

                        CURRENT  REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of earliest event reported):  July 28, 1995
                                                  (July 18, 1995)


              UNION TEXAS PETROLEUM HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)


     Delaware               1-9019              76-0040040
   (State or other       (Commission         (I.R.S. Employer
    jurisdiction         File Number)       Identification No.)
   of incorporation)



          1330 Post Oak Boulevard, Houston, Texas 77056
        (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code (713) 623-6544

Item 2.     ACQUISITION OR DISPOSITION OF ASSETS.
            ------------------------------------

     On July 18, 1995, Union Texas Petroleum Holdings, Inc. (the "Company"), through its subsidiary, Union Texas Petroleum Limited ("UTPL"), completed the acquisition from Oryx UK Energy Company ("Oryx") of its 15.5% working interest in Block 16/26 in the central United Kingdom North Sea, which includes the Alba field. The United Kingdom's Department of Trade and Industry has given consent to the acquisition. UTPL paid Oryx approximately $270 million for the interest, subject to certain closing adjustments. The purchase price was determined pursuant to arm's-length negotiations between UTPL and Oryx. The effective date of the transaction was July 1, 1995. The Company funded the acquisition under its bank credit facilities and its uncommitted and unsecured lines of credit. The Alba field, operated by Chevron U.K. Ltd., commenced production in January 1994. As a result of the acquisition, the Company will record approximately 45 million barrels of oil as proved reserves as of the effective date. Over time, the Company anticipates recording additional proved reserves from the field based on production history and future development activity. The Company expects to spend about $25 million to $30 million net over the next five years for future development expenditures.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

(a)     Financial Statements of Businesses Acquired

        It is impracticable to file the financial statements required to be provided by Item 7(a) of Form 8-K at this time. The financial statements will be filed under cover of Form 8-K/A as soon as practicable, but no later than October 2, 1995.

(b)     Pro Forma Financial Information

        It is impracticable to file pro forma financial statements required to be provided by Item 7(b) for Form 8-K at this time. The pro forma financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than October 2, 1995.

(c)     Exhibits

        2.1 Sale and Purchase Agreement dated May 31, 1995, between Union Texas Petroleum Limited and Oryx U.K. Energy Company (Filed as Exhibit 10.14 to the Company's Form 10-Q for the quarter ended June 30, 1995 (Commission File No. 1-9019) and incorporated herein by reference).

                         Signature

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             UNION TEXAS PETROLEUM
                                HOLDINGS, INC.

                             By: /s/ DONALD M. MCMULLAN
                                 --------------------------
                                      DONALD M. MCMULLAN
                              Vice President and Controller
                               (Chief Accounting Officer
                             and officer duly authorized to
                            sign on behalf of the registrant)




Date:  July 28, 1995